TERAWULF INC. (the “Company") CLAWBACK POLICY FOR THE RECOVERY OF EXCESS INCENTIVE COMPENSATION Introduction The Board of Directors of the Company (the “Board”) believes that it is in the best interests of the Company and its shareholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company's pay-for-performance compensation philosophy. The Board has therefore adopted this policy which provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws (the “Policy”). This Policy is designed to comply with Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable rules of The Nasdaq Stock Market (“Nasdaq” and the “Nasdaq Rules”). Administration; Disclosure Requirements This Policy shall be administered by the Board or, if so designated by the Board and to the extent permitted by applicable laws, the Compensation Committee of the Board, in which case references herein to the Board shall be deemed references to the Compensation Committee. Any determinations made by the Board shall be final and binding on all affected individuals. The Company shall file all disclosures with respect to this Policy required by applicable U.S. Securities and Exchange Commission (“SEC”) filings and rules. Covered Executives This Policy applies to the Company's current and former executive officers, as determined by the Board in accordance with Section 10D of the Exchange Act and Nasdaq Rules (or any other national securities exchange on which the Company's securities are ultimately listed), and such other senior executives/employees who may from time to time be deemed subject to the Policy by the Board (“Covered Executives”). Recoupment; Accounting Restatement In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company's material noncompliance with any financial reporting requirement under the securities laws, the Board will reasonably promptly require reimbursement or forfeiture of any excess Incentive Compensation (as further described below) received by any Covered Executive during the three (3) completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. Incentive Compensation For purposes of this Policy, Incentive Compensation means any of the following; provided that, such compensation is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure: • Annual bonuses and other short- and long-term cash incentives. • Stock options.

2 • Stock appreciation rights. • Restricted stock. • Restricted stock units. • Performance shares. • Performance units. Financial reporting measures include: • Company stock price. • Market capitalization. • Total shareholder return. • Revenues. • Net income. • Earnings before interest, taxes, depreciation, and amortization (EBITDA). • Funds from operations. • Liquidity measures such as working capital or operating cash flow. • Return measures such as return on invested capital or return on assets. • Earnings measures such as earnings per share. Excess Incentive Compensation: Amount Subject to Recovery The amount to be recovered will be the excess of the Incentive Compensation paid to the Covered Executive based on the erroneous data over the Incentive Compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the Board, computed without regard to any taxes paid. For Incentive Compensation based on (or derived from) the Company’s stock price or total shareholder return, where the Board cannot determine the amount of excess Incentive Compensation received by the Covered Executive directly from the information in the accounting restatement, the Board will make its determination based on a reasonable estimate of the effect of the accounting restatement on the Company’s stock price or total shareholder return upon which the Incentive Compensation was received. The Company shall maintain documentation of the determination of such reasonable estimate and provide the relevant documentation as required to Nasdaq. Method of Recoupment The Board will determine, in its sole discretion, the method for recouping Incentive Compensation hereunder which may include, without limitation: (a) requiring reimbursement of cash Incentive Compensation previously paid; (b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards;

3 (c) offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Executive, subject to compliance with Internal Revenue Code Section 409A and other applicable laws; (d) cancelling outstanding vested or unvested equity awards; and/or (e) taking any other remedial and recovery action permitted by law, as determined by the Board. Notwithstanding the foregoing, except as set forth below, in no event may the Company accept an amount that is less than the amount of excess Incentive Compensation in satisfaction of any Covered Executive’s obligations hereunder. To the extent that a Covered Executive fails to repay all excess Incentive Compensation to the Company when due, the Company shall take all actions reasonable and appropriate to recover such excess Incentive Compensation from the applicable Covered Executive. The applicable Covered Executive shall be required to reimburse the Company for any and all expenses reasonably incurred (including legal fees) by the Company in recovering such excess Incentive Compensation in accordance with the immediately preceding sentence. No Indemnification The Company shall not indemnify any Covered Executives against the loss of any incorrectly awarded Incentive Compensation. Interpretation The Board is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act, any applicable rules or standards adopted by the SEC and Nasdaq (or the rules and standards of any other national securities exchange on which the Company's securities are ultimately listed). Effective Date This Policy shall be effective as of November 1, 2023 (the “Effective Date”) and shall apply both to Incentive Compensation that is (i) already outstanding and held by Covered Executives as of the Effective Date or (ii) approved, awarded or granted to Covered Executives on or after the Effective Date. Amendment; Termination The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to reflect final regulations adopted by the SEC under Section 10D of the Exchange Act and to comply with the Nasdaq Rules (or the rules and standards of any other national securities exchange on which the Company's securities are ultimately listed). The Board may terminate this Policy at any time. Notwithstanding anything in this Section to the contrary, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate any federal securities laws, any applicable rules or standards adopted by the SEC and Nasdaq (or the rules and standards of any other national securities exchange on which the Company's securities are ultimately listed).

4 Other Recoupment Rights The Board intends that this Policy will be applied to the fullest extent of the law. The Board may require that any employment agreement, equity award agreement, or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company. Impracticability The Board shall recover any excess Incentive Compensation in accordance with this Policy unless such recovery would be impracticable, as determined by the Board in accordance with Rule 10D-1 of the Exchange Act and the Nasdaq Rules (or the rules and standards of any other national securities exchange on which the Company's securities are ultimately listed), [and either of the following two conditions is met: (1) The Board has determined that the direct expenses paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered. Before making this determination, the Company must make a reasonable attempt to recover the excess Incentive Compensation, documented such attempt(s) and provided such documentation to Nasdaq (or other national securities exchange on which the Company’s securities are ultimately listed); or (2) Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as amended, and regulations thereunder.] Enforceability This Policy shall be binding and enforceable against all Covered Executives and, to the extent required by applicable law or guidance from the SEC or Nasdaq, their beneficiaries, heirs, executors, administrators or other legal representatives. Any employment agreement, equity award agreement, compensatory plan or any other agreement or arrangement with a Covered Executive shall be deemed to include, as a condition to the grant of any benefit thereunder, an agreement by the Covered Executive to abide by the terms of this Policy. Any right of recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company under applicable law, regulation or rule or pursuant to the terms of any policy of the Company or any provision in any employment agreement, equity award agreement, compensatory plan, agreement or other arrangement. Approved and adopted: October 27, 2023

5 Exhibit A ATTESTATION AND ACKNOWLEDGEMENT OF CLAWBACK POLICY FOR THE RECOVERY OF EXCESS INCENTIVE COMPENSATION By my signature below, I acknowledge and agree that:  I have received and read the attached Clawback Policy for the Recovery of Excess Incentive Compensation (this “Policy”).  I hereby agree to abide by all of the terms of this Policy both during and after my employment with the Company, including, without limitation, by promptly repaying or returning any excess Incentive Compensation to the Company as determined in accordance with this Policy. Signature: ___________________________ Printed Name: ________________________ Date: _______________________________